As filed with the Securities and Exchange Commission on
November 24, 1998                       Registration No. 33-52031

         UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549
                            __________

                  POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                             FORM S-8
               REGISTRATION STATEMENT NO. 33-52031
                              UNDER
                    THE SECURITIES ACT OF 1933
                            __________

                   NORFOLK SOUTHERN CORPORATION
        (Exact name of issuer as specified in its charter)

                             Virginia
                 (State or other jurisdiction of
                  incorporation or organization)

                            52-1188014
                         (I.R.S. Employer
                       Identification No.)

                      Three Commercial Place
                        Norfolk, Virginia
             (Address of Principal Executive Offices)

                            23510-2191
                            (Zip Code)

                   NORFOLK SOUTHERN CORPORATION
                 DIRECTORS' RESTRICTED STOCK PLAN
                     (Full title of the plan)

                  JAMES C. BISHOP, JR., Esquire
                  Executive Vice President - Law
                   Norfolk Southern Corporation
                      Three Commercial Place
                   Norfolk, Virginia 23510-2191
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:

                          (757) 629-2750
                            __________
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                         EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Registration Statement No. 33-52031 is being filed because the Board of Directors of Norfolk Southern Corporation ("Registrant") declared on July 22, 1997, a three-for-one split of its Common Stock, par value of $1.00 per share (the "Common Stock"), effective September 5, 1997. This Post-Effective Amendment No. 1 relates to 36,000 additional shares of Common Stock issuable pursuant to the provisions of the Registrant's Directors' Restricted Stock Plan ("Plan") as a result of such stock split. Pursuant to general instruction E to Form S-8, the Registrant incorporates by reference herein the contents of its Registration Statement on Form S-8 (No. 33-52031).

Item 5.  Interests of Named Experts and Counsel.

     An opinion has been rendered to the Corporation by Joseph C. Dimino, Esquire, General Solicitor of the Corporation, stating that any shares of Common Stock when issued and delivered for the purposes described in the Plan will be duly authorized, legally issued and fully paid and nonassessable. As of November 20, 1998, Mr. Dimino was the beneficial owner, either directly or indirectly, of approximately 4,894 shares of Common Stock. Also, as of November 20, 1998, Mr. Dimino held unexercised Options awarded under the Corporation's Long-Term Incentive Plan to purchase 31,000 shares of Common Stock.

Item 8.   Exhibits.

Exhibit Number      Description

      5             Opinion of Joseph C. Dimino,
                    Esquire, regarding the legality of the
                    securities being registered

     23             Consent of Independent Auditors; Counsel

                    (a)  Consent of KPMG Peat Marwick LLP

                    (b)  Consent of PricewaterhouseCoopers LLP

                    (c)  The Consent of Joseph C. Dimino,
                         Esquire, is contained in his opinion
                         filed as Exhibit 5 to the Registration
                         Statement

     24             Powers of Attorney


                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, and Commonwealth of Virginia, on this 23rd day of November, 1998.


                             NORFOLK SOUTHERN CORPORATION



                             By:/s/ David R. Goode
                                David R. Goode
                                (Chairman, President and Chief
                                  Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 23rd day of November, 1998, by the following persons in the capacities indicated.

Signature                          Title


/s/ David R. Goode                 Chairman, President and Chief
(David R. Goode)                   Executive Officer and Director
                                   (Principal Executive
                                   Officer)

/s/ Henry C. Wolf                  Vice Chairman and Chief
(Henry C. Wolf)                    Financial Officer (Principal
                                   Financial Officer)


/s/ John P. Rathbone               Vice President and Controller
(John P. Rathbone)                 (Principal Accounting Officer)

        *
(Gerald L. Baliles)                Director

        *
(Carroll A. Campbell)              Director

        *
(Gene R. Carter)                   Director

        *
(L. E. Coleman)                    Director

        *
(T. Marshall Hahn, Jr.)            Director

        *
(Landon Hilliard)                  Director

        *
(Arnold B. McKinnon)               Director

        *
(Jane Margaret O'Brien)            Director

        *
(Harold W. Pote)                   Director


      *By:/s/ James C. Bishop, Jr.
            (James C. Bishop, Jr., Attorney-in-Fact)


                       INDEX TO EXHIBITS

Exhibit
Number                       Description

  5 Opinion of Joseph C. Dimino, Esquire, regarding the legality of the securities being registered

 23            Consent of Independent Auditors; Counsel

               (a)  Consent of KPMG Peat Marwick LLP

               (b)  Consent of PricewaterhouseCoopers LLP

               (c) The Consent of Joseph C. Dimino, Esquire, is contained in his opinion filed as Exhibit 5 to the Registration Statement

 24            Powers of Attorney